Adam Peakes and Janet Roemer Appointed to Trecora Resources Board of Directors

SUGAR LAND, Texas, April 8, 2019 – Trecora Resources ("Trecora" or the "Company") (NYSE: TREC), a leading provider of specialty hydrocarbons and waxes, today announced that Adam Peakes and Janet Roemer have been appointed as independent directors to the Board of Directors of the Company, effective today. Mr. Peakes will serve as a member of the Audit and Compensation Committees. Ms. Roemer will serve as a member of the Nominating and Governance and Audit Committees. Joseph Palm will not stand for re-election at the upcoming Annual Stockholders’ Meeting in accordance with the Company’s governance requirements regarding the maximum age of Directors.

“We are excited to add the important and complementary perspectives of these new Board members,” said Karen A. Twitchell, Chair of the Board of Trecora Resources. “Adam brings financial and capital markets experience that will enhance our strategic decision making as we transition to a stage of significant cash flow generation, and Janet led the transformation of multiple chemical businesses which is particularly relevant to Trecora’s current operational focus. I am happy to welcome them both to the Trecora Resources Board, and I look forward to their contributions to our efforts to maximize shareholder value.”

Mr. Peakes has more than 20 years of finance and investment banking experience in various natural resources industries including his current role as Chief Financial Officer for Noble Corporation, where he is responsible for the accounting, treasury, tax, financial planning, mergers and acquisitions and investor relations teams globally for this publicly-traded oil and gas drilling contractor. Prior to Noble, Mr. Peakes spent 17 years as an investment banker with Tudor Pickering Holt & Co. and Goldman Sachs specializing in mergers and acquisitions, debt and equity financings and strategic advisory assignments for companies in the oilfield services and global natural resources sectors. He holds a Bachelor of Arts degree from Rice University and a Masters in Business Administration from Harvard Business School.

Ms. Roemer brings more than 30 years of industry experience including executive leadership roles in global petrochemicals and biochemicals. After starting her career as a chemist with National Starch & Chemical, she had a 24 year career with Amoco and BP Group where she held a wide variety of positions with increasing responsibilities, including General Manager, Vice President Digital Business, Business Unit Leader and Chief of Staff to the CEO of Innovene. She most recently served as Chief Operating Officer of Verenium Corporation. Ms. Roemer has a breadth of operational experience including leadership roles in sales and marketing, customer service and logistics, strategic planning, manufacturing, capital projects, R&D, and IT. Ms. Roemer holds a Bachelor of Science degree in Chemistry from Miami University and a Masters of Business Administration from the University of Chicago.

About Trecora Resources (TREC)
TREC owns and operates a specialty petrochemicals facility which specializes in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities. In addition, the Company is the original developer and a 33.4% owner of Al Masane Al Kobra Mining Co., a Saudi Arabian joint stock company.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our belief, as well as, assumptions made by and information currently available to us. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' latest Annual Report on Form 10-K, and the Company's subsequent Quarterly Reports on Form 10-Q. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release.

Investor Relations Contact:
Jean Marie Young
The Piacente Group, Inc.
212-481-2050
trecora@tpg-ir.com

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